EXHIBIT 99.1

For Immediate Release                Inquiries:  Jeanne A. Leonard
February 10, 2003                                Liberty Property Trust
                                                 610-648-1704


                     LIBERTY PROPERTY TRUST ANNOUNCES
                   FOURTH QUARTER AND FULL YEAR RESULTS

Malvern, PA -- Liberty Property Trust (NYSE:LRY) reported that funds from operations (?FFO?) for the fourth quarter of 2002 decreased to $.83 from $.86 for the fourth quarter of 2001. For the year ended December 31, 2002, FFO per share increased to $3.45 per share from $3.42 per share for 2001. The full-year 2002 results were positively impacted by $.10 in lease termination fees. A reconciliation of FFO to GAAP net income is included in the financial statements accompanying this press release.

Net income per common share (diluted) decreased to $.43 per share for the quarter ended December 31, 2002, from $.51 per share (diluted) for the quarter ended December 31, 2001, and decreased to $2.02 per share for the full year 2002 from $2.15 per share for 2001. The fourth quarter and full year results include a $5.3 million impairment loss due to the write-down of the book carrying value of certain land parcels.

?Liberty?s seasoned team delivered a strong fourth quarter with 2.5 million square feet of leases executed,? commented William P. Hankowsky, Liberty?s chief executive officer. ?This was despite the economy?s uneven performance and the weak real estate markets, as evidenced by increasing national vacancy rates. Our strategy and our strong leasing and management teams continue to provide us with resilience in these challenging times.?

PORTFOLIO PERFORMANCE
---------------------

LEASING: At December 31, Liberty?s in-service portfolio of 51 million square feet was 90.7 percent occupied, up slightly from the third quarter 2002 occupancy of 90.6 percent, and down from 94.1 percent at the end of 2001. During the year, Liberty completed lease transactions totaling over 10 million square feet of space. Rents on renewal and replacement space increased an average of 2.8 percent.

SAME STORE PERFORMANCE: Property level operating income for same store properties decreased by 1.9 percent on a cash basis and 1.8 percent on a straight line basis for the quarter, and decreased by 1.2 percent on a cash basis and 1.8 percent on a straight line basis for the full year.





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REAL ESTATE INVESTMENTS
-----------------------

DEVELOPMENT: During the fourth quarter, Liberty brought into service eight development properties totaling one million square feet. The properties were 76.9 percent occupied as of December 31, 2002, and were yielding 7.2 percent on Liberty?s investment of $64.6 million. The projected stabilized yield is 10.5 percent.

No new developments commenced during the quarter. As of quarter end, Liberty had one million square feet under development, representing a total investment of $195.7 million. These properties were 78.1 percent leased at December 31.

For the full year, Liberty brought into service 38 development properties totaling 3.2 million square feet. These properties are currently 82.6 percent leased, are yielding 9.4 percent, and are expected to produce a stabilized return of 12.2 percent on the company?s $270 million investment.

ACQUISITIONS: During the fourth quarter, Liberty acquired two properties for $31.8 million. These properties, which contain 610,000 square feet, are 45.5 percent leased, with a current yield of 3.2 percent and a projected stabilized yield of 10.7 percent.

Acquisitions for the full year totaled eight properties for $77.8 million. Three of these properties, totaling $20.4 million in investment, were subsequently sold to a joint venture. The remaining
1.1 million square feet is 46 percent leased, is yielding 4.9 percent, and is expected to produce a stabilized return of 10.7 percent.

FINANCING AND BALANCE SHEET ACTIVITY
------------------------------------

PROPERTY SALES: During the fourth quarter, Liberty sold four operating properties containing 119,000 square feet and five acres of land for $12 million.

For the full year, Liberty sold 12 operating properties containing 528,000 square feet of space and 62 acres of land for $49.1 million. Liberty also sold a 47,000 square foot development property in the United Kingdom for $29.0 million. Liberty?s share of the gain on sale from this merchant building activity was $1.3 million and is included in funds from operations.

During the fourth quarter, Liberty also sold or contributed 28 distribution properties containing 3.1 million square feet and 43 acres of land to a joint venture for $122.9 million. Liberty retains a 25 percent ownership position in the venture and realized proceeds of approximately $110 million from the transaction. The joint venture, with Colorado Public Employees? Retirement Association, consists of Liberty?s former southern New Jersey industrial portfolio.




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DEBT AND EQUITY: During the year ended December 31, 2002, the company
    *  raised $23.7 million through a private placement of 473,000,
       7.625 percent Series D Cumulative Redeemable Preferrred Units;
    * sold $150 million principal amount of 6.375 percent senior unsecured notes due 2012; and
    * redeemed for $125 million its outstanding 8.80 percent Series A Cumulative Redeemable Preferred Shares.

DIVIDENDS
---------

Effective with the third quarter payment, Liberty increased its quarterly dividend by 1.7 percent, from $0.59 to $0.60. This equates to an annualized dividend of $2.40.

ABOUT THE COMPANY
-----------------

Liberty Property Trust (NYSE:LRY) is a leading real estate company dedicated to enhancing people?s lives through extraordinary work environments. Liberty's 51 million square foot portfolio of office and industrial properties offers exceptional locations, flexible design, thoughtful amenities, superior service, and state-of-the-art technology to the company?s 1,900 tenants. Liberty increases the value of this portfolio through expert property management, marketing and development.

Additional information about the company, including Liberty?s Quarterly Supplemental Package with detailed financial information is available on the Investor Relations page of the company?s web site at www.libertyproperty.com. The fourth quarter supplemental package will be available on-line by 8:00 a.m. on February 11, 2003. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1708, or by e-mail to eshoemaker@libertyproperty.com.

Liberty will host a conference call during which management will discuss fourth quarter results, on Tuesday, February 11, 2003, at 2:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 7529145. The call can also be accessed live via the Internet on the Investor Relations page of Liberty?s web site at www.libertyproperty.com for one week following the call.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from


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the expected results.  These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants? business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company?s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.











































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
                                  LIBERTY PROPERTY TRUST
                                       BALANCE SHEET
                                     DECEMBER 31, 2002
                           (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                             12/31/2002      12/31/2001
                                                             ----------      ----------
Assets
Real estate:
 Land and land improvements                                  $  504,808      $  447,826
 Building and improvements                                    3,048,676       2,778,430
 Less: accumulated depreciation                                (485,206)       (395,065)
                                                             ----------      ----------

    Operating real estate                                     3,068,278       2,831,191

 Development in progress                                        163,379         252,789
 Land held for development                                      163,142         163,547
                                                             ----------      ----------
    Net real estate                                           3,394,799       3,247,527

 Cash and cash equivalents                                       11,071          19,390
 Accounts receivable                                             14,349          15,470
 Deferred financing and leasing costs, net of accumulated
   amortization (2002, $75,833; 2001, $59,531)                   71,544          66,991
 Investment in unconsolidated joint ventures                     14,963               -
 Assets held for sale                                                 -         107,972
 Prepaid expenses and other assets                              120,335          95,475
                                                             ----------      ----------

 Total assets                                                $3,627,061      $3,552,825
                                                             ==========      ==========

Liabilities
 Mortgage loans                                              $  315,263      $  340,131
 Unsecured notes                                              1,418,924       1,345,000
 Credit facility                                                132,000          68,000
 Accounts payable                                                24,116          19,057
 Accrued interest                                                32,571          31,392
 Dividend payable                                                48,040          47,577
 Other liabilities                                               96,119          83,852
                                                             ----------      ----------

 Total liabilities                                            2,067,033       1,935,009
                                                             ----------      ----------

 Minority interest                                              208,439         194,394

Shareholders' Equity
 Series A preferred shares, $.001 par value, 5,000,000
   shares authorized, 5,000,000 shares issued and
   outstanding as of December 31, 2001                               -         120,814
 Common shares of beneficial interest, $.001 par value,
   191,200,000 shares authorized, 76,484,612 (includes
   59,100 in treasury) and 73,721,045 (includes 59,100
   in treasury) shares issued and outstanding as of
   December 31, 2002 and 2001, respectively                          76              74
 Additional paid-in capital                                   1,410,900       1,336,350
 Unearned compensation                                           (1,750)         (1,056)
 Distributions in excess of net income                          (56,310)        (31,433)
 Common shares in treasury, at cost, 59,100 shares as of
   December 31, 2002 and 2001                                    (1,327)         (1,327)
                                                             ----------      ----------
Total shareholders' equity                                    1,351,589       1,423,422
 Total liabilities & shareholders' equity                    $3,627,061      $3,552,825
                                                             ==========      ==========

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
                                         LIBERTY PROPERTY TRUST
                                         STATEMENT OF OPERATIONS
                                            DECEMBER 31, 2002
                                (In thousands, except per share amounts)

                                                             Quarter Ended             Year Ended
                                                        ----------------------   ----------------------
                                                        12/31/2002  12/31/2002   12/31/2002  12/31/2001
                                                        ----------  ----------   ----------  ----------
REVENUE
Rental                                                  $  108,714  $  105,719   $  435,632  $  416,521
Operating expense reimbursement                             41,554      40,421      161,798     159,822
Equity in earnings of unconsolidated joint ventures            255           -          255           -
Interest and other                                           2,737       2,113        8,344       6,569
                                                        ----------  ----------   ----------  ----------
  Total revenue                                            153,260     148,253      606,029     582,912
                                                        ----------  ----------   ----------  ----------

OPERATING EXPENSES
Rental property                                             30,175      28,620      112,408     110,778
Real estate taxes                                           15,465      14,589       60,307      56,172
Interest                                                    31,115      28,176      116,625     111,179
General and administrative                                   5,675       4,878       22,492      21,049
Depreciation and amortization                               28,477      26,828      110,386     101,778
                                                        ----------  ----------   ----------  ----------
  Total operating expenses                                 110,907     103,091      422,218     400,956
                                                        ----------  ----------   ----------  ----------

Income before property dispositions
  and minority interest                                     42,353      45,162      183,811     181,956
(Loss) gain on property dispositions,
  net of impairment                                         (5,128)       (219)      (9,300)      2,115
Minority interest                                           (4,691)     (4,650)     (20,282)    (19,086)
                                                        ----------  ----------   ----------  ----------

Income from continuing operations                           32,534      40,293      154,229     164,985

Discontinued operations net of minority interest
  (including net gain on property dispositions
  of $762 for the quarter ended December 31, 2002
  and $6,959 for the year ended December 31, 2002)             787         409        7,436       1,552
                                                        ----------  ----------   ----------  ----------
Net income                                                  33,321      40,702      161,665     166,537
Preferred share distributions                                    -      (2,750)      (7,242)    (11,000)
                                                        ----------  ----------   ----------  ----------
Income available to common shareholders                 $   33,321  $   37,952   $  154,423  $  155,537
                                                        ==========  ==========   ==========  ==========

Basic income per common share:
  Continuing operations                                 $     0.43  $     0.51   $     1.96  $     2.17
                                                        ==========  ==========   ==========  ==========
  Discontinued operations                               $     0.01  $     0.01   $     0.10  $     0.02
                                                        ==========  ==========   ==========  ==========
Total basic income per common share:                    $     0.44  $     0.52   $     2.06  $     2.19
                                                        ==========  ==========   ==========  ==========

Diluted income per common share:
  Continuing operations                                 $     0.42  $     0.50   $     1.92  $     2.13
                                                        ==========  ==========   ==========  ==========
  Discontinued operations                               $     0.01  $     0.01   $     0.10  $     0.02
                                                        ==========  ==========   ==========  ==========
Total diluted income per common share:                  $     0.43  $     0.51   $     2.02  $     2.15
                                                        ==========  ==========   ==========  ==========

Adjustments:
Minority interest excluding preferred
  unit distributions                                         1,625        2,019       7,803       8,559
Depreciation and amortization of
  unconcolidated joint ventures                                 83            -          83           -
Depreciation and amortization                               27,912       26,676     109,063     100,801
Loss (gain) on property dispositions,
  net of impairment                                          4,366          219       4,845      (2,115)
                                                        ----------  -----------  ----------  ----------
Funds from operations                                   $   67,307  $    66,866  $  276,217  $  262,782
                                                        ==========  ===========  ==========  ==========
Funds from operations per share - diluted (1)           $     0.83  $      0.86  $     3.45  $     3.42
                                                        ==========  ===========  ==========  ==========
Diluted weighted average shares                             80,888       78,149      80,096      77,633
                                                        ==========  ===========  ==========  ==========

(1) Add interest and amortization of deferred financing costs on debentures of $2,587 for the year ended
December 31, 2001 to calculate diluted per share amounts.